REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is made as of this first day of January 1999, by and between First Mortgage Network, Inc., a Florida corporation (the "Company"), and Credit.Com, LLC, a California limited liability company ("Shareholder").

                                   RECITALS

     WHEREAS, the Company and the Shareholder are parties to an agreement of even date herewith, by which the Shareholder has agreed to assign, and the Company has agreed to purchase, certain rights to the domain name "Mortgage. com" (the "Domain Name Assignment Agreement");

     WHEREAS, pursuant to the Domain Name Assignment Agreement: (i) the Company has issued 20,000 shares of its Common Stock to the Shareholder (the "Initially Issued Shares") and (ii) the Company may in the future issue shares of its Common Stock to the Shareholder (the "Subsequently Issued Shares" and, together with the Initially Issued Shares, the "Shares"); and

     WHEREAS, as an inducement to the Shareholder and the Company to enter into the Domain Name Assignment Agreement, the Shareholder and the Company hereby agree that this Registration Rights Agreement ("this Agreement") shall govern the rights of the Shareholder to register the Shares;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions.

        a. "Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

        b. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

        c. "Registrable Securities" means (1) the Shares and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned and any such securities as to which restrictive legends restricting transfer under the Act are lifted pursuant to Rule 144(k) under the Act (or any successor rule) or any other exemption from registration under the Act in which the subsequent disposition of such shares by the Shareholder does not require registration under the Act.

     2. Piggyback Registration Upon Company's Option to Register Common Stock.

        a. Right to Include Registrable Stock. If the Company proposes to register any of its shares of Common Stock under the Act for its own account for sale for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (an "Offering"), it will each such time promptly give written notice to the Shareholder. Upon the written request of the Shareholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will use its reasonable best efforts to effect the registration under the Act of all Registrable Securities which the Company has been requested to register by the Shareholder in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Shareholder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

        b. Priority in Piggyback Registrations Upon Company's Option to Register Common Stock. If the managing underwriter for a piggyback registration involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, all Registrable Securities requested to be included by the Shareholder and all other securities of the Company requested to be included by the holders thereof holding registration rights that are pari passu with the Registrable Securities, pro rata based on the relative numbers of securities requested to be included by each.

        c. Put Rights. In the event the Shareholder's Initially Issued Shares are not included in the registration statement for the first Offering described in subsection a above, then the Shareholder shall have the right to put the Initially Issued Shares (or any remaining portion thereof) to the Company during the period commencing on the first business day following the closing date of such Offering and ending on the date which is 30 days after the closing date of such Offering (the "Put Period"), at the same price as the Company's shares were offered to the public in such Offering. For purposes of this subsection c., if any Shares were included in the registration statement for the first Offering described in subsection a. above, the Initially Issued Shares shall be deemed to be the first Shares included in such registration statement. The Shareholder shall exercise its put rights by delivering to the

Company at the address set forth in Section 9.f, during the Put Period, a written notice that the Shareholder is putting the Initially Issued Shares (or any remaining portion thereof) (the "Put Shares") to the Company pursuant to this Agreement and stating the date during the Put Period on which payment for the Put Shares shall be made (which date shall be not less than 5 business days after the date of receipt by the Company of such written notice) (the "Put Date"). On the Put Date, the Company shall deliver to the Shareholder in cash, an amount equal to the number of Put Shares multiplied by the price the Company's shares were offered to the public in the Offering, and the Shareholder shall surrender to the Company at the address set forth in Section 9.f, the certificates representing the Put Shares, endorsed if the Company so requires, or accompanied by appropriate instruments of transfer reasonably satisfactory to the Company.

     3. Piggyback Registration Upon Demand Registration Rights Exercised by Holders after an Initial Public Offering.

        a. Right to Include Registrable Stock. Following an initial public offering of the Company's Common Stock, if the Company proposes to register any of its shares of Common Stock under the Act as a result of the exercise of demand registration rights held by holders of the Company's Common Stock (a "Demand Offering"), it will each such time promptly give written notice to the Shareholder. Upon the written request of the Shareholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will use its reasonable best efforts to effect the registration under the Act of all Registrable Securities which the Company has been requested to register by the Shareholder in accordance with the intended methods of distribution specified in such request; provided that if pursuant to the terms of the demand registration rights giving rise to such registration, the Company is permitted to withdraw its registration of such securities, or is permitted to delay registration of such securities, the Company may give written notice of the withdrawal or delay to the Shareholder and, thereupon, in the case of a withdrawal, will be relieved of its obligation to register any Registrable Securities in connection with such registration, and in the case of delay, will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

        b. Priority in Piggyback Registrations Upon Demand Registration Rights Exercised by Holders after an Initial Public Offering. If a managing underwriter for a registration involving an underwritten offering described in Section 3.a advises the Shareholder and holders of demand registration rights in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Shareholder and the holders of demand registration rights, the Company will include (i) first, all securities of the Company requested to be included by the holders of the demand registration rights giving rise to such offering and all securities of the Shareholder that the Shareholder proposes to register for its own account, pro rata based on the relative numbers of securities requested to be included by each and (ii) second, to the extent that the number of securities of the Company to be included by holders of demand registration rights giving rise to such offering plus the number of securities of the Shareholder that the Shareholder proposes to register for its own account is less than the Sale Number, all other securities of the Company requested to be included by the Company for its own account or by other holders of the Company's securities that hold registration rights.

     4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

        a. Prepare and file with the SEC a registration statement with respect to such of the Registrable Securities as are set forth in the request, use its reasonable best efforts to cause such registration statement to become effective and use its reasonable best efforts to keep such registration statement effective for up to one year but not after such securities cease being Registrable Securities.

        b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

        c. Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Shareholder.

        d. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that the Company shall not be required to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions.

        e. In the event the registration statement is used in an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Shareholder also has entered into and performed its obligations under such an agreement.

        f. Notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     5. Furnish Information. The Company's obligation to cause any registration statement to become effective in connection with distribution of any Registrable Securities pursuant to this Agreement is contingent upon the Shareholder, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is required to effect the registration of the Registrable Securities.

     6. Indemnification. In the event of any registration under this Agreement:

        a. To the extent permitted by law, the Company will indemnify and hold harmless the Shareholder, any underwriter (as defined in the Act) for such shareholder and each person, if any, who controls such shareholder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law, and the Company will pay to the Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection a shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Shareholder, underwriter or controlling person or
(2) a Violation which results from the fact that there was not sent or given to a person who bought Registrable Stock, at or prior to the written confirmation of the sale, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies of such prospectus hereunder and such prospectus corrected the misstatement or omission forming the basis of the Violation.

        b. To the extent permitted by law, the Shareholder will indemnify and hold harmless, to the extent of the net proceeds received by such Shareholder from the Registrable Securities sold in any Offering, the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in connection with such registration; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection b, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection b does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event will any indemnity under this subsection b exceed the net proceeds from the Offering (excluding underwriting discounts and commissions) received by the Shareholder.

        c. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the same proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, relieves such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. No indemnifying party under this Agreement will enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

        d. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        e. The obligations of the Company and the Shareholder under this Section 6 will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     7. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company, except that the Company will not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to the Registrable Securities or the fees and disbursements of counsel to the Shareholder.

     8. Holdback Agreement. If the managing underwriter in the initial public Offering requests the agreement of the Shareholder and the officers, directors and beneficial owners of 10% or more of the capital stock of the Company that such persons or entities not effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any Registrable Securities for a period before and after the effective date of a registration statement, then the Shareholder agrees to agree to such holdback on the same terms and conditions as are applicable to the officers, directors and beneficial owners of 10% or more of the capital stock of the Company. The Company will make reasonable efforts to prevent the managing underwriter from requiring such a holdback from the Shareholder.

     9. Miscellaneous.

        a. Effectiveness of Agreement. This Agreement shall take effect upon the closing of the Domain Name Assignment Agreement.

        b. Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and assigns of the parties; provided that the Shareholder may not assign its rights under this Agreement without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

        c. Governing Law. This Agreement will be governed by and construed under the laws of the State of Florida.

        d. Counterparts This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

        e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        f. Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) on the seventh business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) on the next business day after dispatch via nationally recognized overnight courier or (iv) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

     If to the Shareholders to:

     Mr. Adam Levin
     Credit.Com, LLC
     87 Stillman Street
     San Francisco, CA 94107
     Facsimile: (415) 646-0001

     with a copy to:

     Herrick, Feinstein LLP
     2 Park Avenue
     New York, New York 10016
     Attention: Irwin A. Kishner, Esquire
     Facsimile: (212) 889-7577

     If to the Company, to:

     Mr. Seth Werner
     First Mortgage Network, Inc.
     5751 Broward Blvd., Fifth Floor
     Plantation, FL 33324
     Facsimile: (305) 472-0800
     with a copy to:

     Luther F. Sadler, Jr., Esquire
     Foley & Lardner
     200 North Laura Street
     Post Office Box 240
     Jacksonville, FL 32202

        g. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        h. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

        i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

        j. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        FIRST M0RTGAGE NETWORK, INC.


                                        By: /s/ John J. Hogan
                                        ---------------------------------------
                                        John J. Hogan, Executive Vice President